Exhibit 10.21

Dated as of February 1, 2010

GASLOG MONACO S.A.M.

and

CERES MONACO S.A.M.

SERVICE LEVEL AGREEMENT

THIS AGENCY AGREEMENT is dated as of February 1, 2010

BETWEEN:

(1)

GASLOG MONACO S.A.M, a company incorporated under the laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 Rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Client”)

(2)

CERES MONACO S.A.M, a company incorporated under the laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 Rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Agent”)

WHEREAS:

A.

The Client wish to delegate certain duties to the Agent upon the terms hereinafter set forth in order for the latter to assist the Client in the efficient management and administration of matters within the context of their activities;

B.	The Agent is willing to accept employment as agent for the Client.

NOW IT IS HEREBY MUTUALLY AGREED as follows:

1. Employment of Agent and Acceptance of Employment

The Client hereby appoint the Agent and the Agent hereby accepts its appointment to act as the Clients’ Agent upon the terms hereinafter set forth with effect as of the date hereof.

2. Responsibilities

The Agent shall (except as the Client may from time to time otherwise instruct the Agent) act as the agent of the Client in the provision of the services specified hereunder in relation to the Client and shall have power to do all things which may be expedient or necessary for the provision of the said services or any of them:

(i)

to conduct market research on specific issues, seek and refer to the Clients’ enquiries about the development and expansion of their business activities and transmit communications about potential developments, in accordance with the instructions of the Client; and/or

(ii)	provide the Client with marine support services

(iii)	provide consultancy services and promote the Client’s business relations, as the Client may from time to time specifically require.

3. Performance of Duties

The Agent hereby undertakes to conduct its business in accordance with the highest standards and not to perform any act which will adversely affect upon the business integrity or the good will of the Client.

4. Remuneration and Reimbursement of Expenses

The Agent shall be entitled to remuneration for its services hereunder consisting of:

a)

an amount of Euro Twenty Seven Thousand (Euro 27,000) per month, payable in advance upon submission by the Agent of the relevant invoice to be issued by the Agent on a monthly basis; Parties may mutually agree on a additional lump-sum payment at year-end in order to cover extraordinary costs of the Agent.

b)	such remuneration for the consultancy services at the rate of Euro Three Hundred (Euro 300) per hour, payable upon submission by the Agent of the relevant invoice; and

c)

such remuneration for any further or extraordinary services rendered at the Client’s request at the rate of Euro Two Hundred (Euro 200) per hour, payable upon submission by the Agent of the relevant invoice;.

The Agent shall keep proper accounts and supporting vouchers relating to the performance of the services hereunder and shall make the same available to the Client upon request at any time.

The Agent shall at its own cost and expense provide all office accommodation, equipment, stationery, telephone, facsimile and staff required for the provision of the services hereunder.

5. Non competition

The Agent shall devote such time and attention to the agency services as is consistent with satisfactory fulfillment of its obligations and performance duties hereunder but shall not be restricted from performing agency services for other entities.

6. Indemnity

The Client hereby undertake to keep the Agent indemnified and to hold it harmless against all actions, proceedings, claims, demands or liabilities whatsoever which may be brought against or incurred by the Agent by reason of its employment hereunder and against all costs, expenses, damages and losses which the Agent may sustain or incur in defending or settling same except and to the extent that any such costs, expenses, liabilities and losses sustained or incurred arise out of or result from the breach of any of the obligations of the Agent under this Agreement or gross negligence on the part of the Agent or its employees.

The Agent hereby undertakes to indemnify and hold harmless the Client for any losses, claims, damages, demands, costs or penalties arising directly or indirectly out of any act or omission or negligence of the Agent or its employees in the performance of the services rendered hereunder unless such loss or damage resulted from the gross negligence or default of the Client or their employees.

7. Term

The appointment of the Agent shall commence and take effect from the date hereof and shall (subject as hereinafter provided) continue for a period of twelve (12) months and shall continue for a subsequent twelve (12) months period thereafter unless and until terminated by either party giving to the other notice in writing to terminate the same in which event the appointment shall terminate upon the expiration of one (1) month from the date upon which such notice was given. Upon termination, except as described in Clause 8, the Client shall pay to the Agent Remuneration as in Clause 4 (a) above for two (2) months. Such Remuneration may be waived on mutual agreement of the parties.

8. Termination

The appointment of the Agent hereunder shall terminate with immediate effect (but without prejudice to the accrued rights of either party hereunder) if any of the following events occurs:

a)

the Agent defaults in the observance or performance of any of its duties or obligations under this Agreement and such default is not remedied to the satisfaction of the Client within thirty (30) days after notice of such default has been given to the Agent by the Client; and/or

b)

an order is made or an effective resolution is passed for the winding up of the Agent or the Agent stops or threatens to stop making payments or ceases to carry on the whole or a substantial part of its business; and/or

c)	an encumbrancer takes possession or a receiver or similar officer of the Agent is appointed in respect of the whole or any material part of the undertakings and assets of the Agent.

For the avoidance of doubt, in the event that the employment of the Agent is terminated for any reasons set out in this Clause 8, the Agent shall not be entitled to receive any payment from the Client (except from remuneration for services rendered and/or expenses incurred prior to termination).

9. No partnership

Nothing herein contained shall be construed as to constitute a joint venture or partnership between the parties.

10. Assignment

Neither party hereto shall have the right to assign this Agreement without the prior written consent of the other party.

11. Confidentiality

Save as may be required by law, the Agent shall not, without the prior written consent of the Client, at any time divulge any confidential information in relation to the Clients’ affairs or business or methods of carrying out business which may from time to time come into the Agent’s possession. This obligation shall survive the termination of this Agreement howsoever and whenever occurring.

12. Rights of Third Parties

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

13. Law

This Agreement shall be governed by and construed in accordance with English law.

14. Settlement of Disputes

Any and all disputes and differences arising out of or in connection with this Agreement, which cannot be settled by the parties themselves, shall be settled in Geneva, Switzerland, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC) by one or more arbitrators in accordance with the said Rules; the language of the conciliation and arbitration proceedings shall be English.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed the day and year first above written.

SIGNED by	)
/s/ Henrik Bjerregaard	)
Mr. Henrik Bjerregaard	)
for and on behalf of	)
GASLOG MONACO S.A.M.	)
in the presence of:	)
(Signature)

SIGNED by	)
/s/ Yannis Haramis	)
Mr. Yannis Haramis	)
for and on behalf of	)
CERES MONACO S.A.M.	)
in the presence of:	)
(Signature)

ADDENDUM NO. 1 dated 1st October 2011
TO
THE SERVICE LEVEL AGREEMENT
DATED 1st February 2010

ADDENDUM to the Service Level Agreement entered on the 1st February 2010, BETWEEN:

1)

GASLOG MONACO S.A.M., a company incorporated under the laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Client”);

2)

CERES MONACO S.A.M., a Company incorporated under the Laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Agent”)

All the above shall be hereinafter referred to as the “Parties” when mentioned all together and as “Party” if anyone of them is mentioned.

WHEREAS

A) The Client and the Agent executed the Service Level Agreement dated 1st February 2010 (hereinafter called the “Service Level Agreement”);

B) The Client and the Agent desire to proceed with the definition of an adjustment to the remuneration fee, in accordance with the terms and conditions of Clause 4 of the Service Level Agreement.

IT IS HEREBY AGREE AS FOLLOWS

•	Clause 4 a) shall be replaced with effect from today by the new clause 4 a) as follows:

a)

an amount of Euro Thirty One Thousand and Eight Hundred and Fifty (Euro 31,850) per month, payable in advance upon submission by the Agent of the relevant invoice to be issued by the Agent on a monthly basis; Parties may mutually agree on a additional lump-sum payment at a year-end in order to cover extraordinary costs of the Agent.

•

All the other terms, conditions and exceptions of the Service Level Agreement shall remain unaltered and in full force and effect. Two originals of this Addendum are made, signed and possessed by each Party.

Dated this 1st October 2011

SIGNED BY	SIGNED BY
for and on behalf of	for and on behalf of
GASLOG MONACO S.A.M	CERES MONACO S.A.M

/s/ Henrik Bjerregaard	/s/ Yannis Haramis

Name : HENRIK BJERREGAARD	Name : Yannis Haramis
Title : DIRECTOR	Title : Director

ADDENDUM NO. 2 dated 1st December 2011
TO
THE SERVICE LEVEL AGREEMENT
DATED 1st February 2010

ADDENDUM to the Service Level Agreement entered on the 1st February 2010, BETWEEN:

1)

GASLOG MONACO S.A.M., a company incorporated under the laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Client”);

2)

CERES MONACO S.A.M., a Company incorporated under the Laws of the Principality of Monaco and having its office at Gildo Pastor Center, Bloc A, Office 10.2, 7 rue du Gabian, MC 98000 Monte Carlo, Monaco (hereinafter referred to as “the Agent”)

All the above shall be hereinafter referred to as the “Parties” when mentioned all together and as “Party” if anyone of them is mentioned.

WHEREAS

A) The Client and the Agent executed the Service Level Agreement dated 1st February 2010 (hereinafter called the “Service Level Agreement”);

B) The client and the Agent desire to proceed with the definition of an adjustment to the remuneration fee, in accordance with the terms and conditions of Clause 4 of the Service Level Agreement.

IT IS HEREBY AGREE AS FOLLOWS

•	Clause 4 a) shall be replaced with effect from today by the new clause 4 a) as follows:

a)

an amount of Euro Thirty Six Thousand and Eight Hundred and Fifty (Euro 36,850) per month, payable in advance upon submission by the Agent of the relevant invoice to be issued by the Agent on a monthly basis; Parties may mutually agree on a additional lump-sum payment at a year-end in order to cover extraordinary costs of the Agent.

•

All the other terms, conditions and exceptions of the Service Level Agreement shall remain unaltered and in full force and effect. Two originals of this Addendum are made, signed and possessed by each Party.

Dated this 1st December 2011

SIGNED BY	SIGNED BY
for and on behalf of	for and on behalf of
GASLOG MONACO S.A.M	CERES MONACO S.A.M

/s/ Henrik Bjerregaard	/s/ Yannis Haramis

Name : HENRIK BJERREGAARD	Name : Yannis Haramis
Title : DIRECTOR	Title : Director